Consulting Agreement

This Agreement ("Agreement") is made by and between Geocom Resources Inc. ("Geocom"), a Nevada corporation located at 114 West Magnolia Street, Suite 413, Bellingham, WA, 98225, and Ellsworth Geological, PC, an independent contractor ("Ellsworth"), with an address at 265 Benton Avenue, Missoula, MT 59801.

The date of this Agreement is January 19, 2004, but the effective date is January 1, 2004.

Recitals

Whereas, Geocom conducts mineral resource exploration activities (the "Activities") in the western hemisphere, and elsewhere as considered by its board of directors, and in the conduct of such activities desires the services of Ellsworth, and

Whereas, Ellsworth has the education, skills, and experience to fulfill the Activities and other specified duties (the "Duties") on Geocom's behalf as further set forth herein, and

Whereas, both Geocom and Ellsworth desire to enter into this Agreement for the purpose of conducting the Activities and Duties contemplated herein,

Now, Therefore, Geocom and Ellsworth agree as follows:

1. Retainer: Ellsworth agrees to devote a minimum time of five days per month to the Activities and Duties of Geocom (the "Retainer"), which shall be in consulting fees in such amount as is mutually agreeable to the parties during the course of the Agreement. Geocom will rely upon Ellsworth to work such number of days or hours as is reasonably necessary to fulfill the spirit and purpose of such Retainer.

2. Term: The term of this Agreement shall be for a minimum of six months, and shall be renewable upon mutual agreement.

3. Additional Time: Geocom and Ellsworth agree that additional days (the "Overage") devoted to the Activities of Geocom in excess of days the Retainer shall be charged and billed to Geocom by Ellsworth at such rate per day as is mutually agreeable to the parties.

4. Expenses: Geocom agrees to reimburse Ellsworth for reasonable travel, living, and operating expenses incurred in the conduct of the Activities and Duties. Such reimbursement shall include the costs incurred while away from Ellsworth's home base. Ellsworth shall also be reimbursed for the reasonable costs incurred in the performance of Activities and Duties while operating at Ellsworth's home base.

5. Equipment Rental: Geocom agrees to pay an equipment rental fee, based on daily usage, to Ellsworth for the use of Ellsworth's office and field equipment. Such equipment shall include but not be limited to, use of vehicle, computer and associated equipment, privately licensed software, GPS units, or other technical equipment required in the conduct of Activities. Rates for such rentals shall be set forth in Appendix A to this Agreement.

6. Finder's Fees: Geocom acknowledges a prior finder's fee agreement with Ellsworth, and herewith acknowledges its intent to honor and implement the terms of such prior agreement.

7. Data: Geocom agrees to provide to Ellsworth any data in respect of properties acquired or examined by Geocom that have been made available to Geocom through the efforts of Ellsworth, if Geocom does not acquire or maintain an interest in those properties.

8. Properties: Upon Geocom's decision to terminate any option to acquire an interest in any subject to Section 7 above, title to the terminated property will be offered to Ellsworth. Should Ellsworth elect to acquire Geocom's interest, Geocom and Ellsworth will share cost of the title transfer equally.

9. Invoices: Ellsworth agrees to provide a monthly invoice to Geocom, which shall note the Retainer, the Overage, equipment rentals, and any expenses incurred, with documentation as necessary and prudent to verify charges.

10. Stock Option: In consideration of this Consulting Agreement, and because Geocom desires to provide an equity incentive to Ellsworth to achieve the objectives of the shareholders of Geocom, Geocom agrees to grant to the Contractor such number of stock options to Consultant as the Board of directors considers fair and reasonable, upon such terms and conditions as are set out in the Stock Option Agreement between Geocom and the Consultant and pursuant to the Geocom 2003 Stock Option Plan. Geocom's Stock Option Plan Administrator shall grant and administer such stock option, and Ellsworth agrees to abide by the rules of the Stock Option Plan, receipt of which is herein acknowledged. Ellsworth also acknowledges receipt and agreement with Geocom's Insider Trading Policy Rules, a copy of which are hereby provided.

11. Duties: Ellsworth agrees to perform its duties as exploration manager for Chile. Such duties will include reconnaissance mineral exploration, property acquisition, project management, and management of Minera Geocom Resources Chile Limitada excluding legal, accounting and land work.

Additional Terms

1. Confidentiality.

Contractor agrees that nonpublic information relating to Geocom is the property of Geocom and the unauthorized disclosure of such information is strictly forbidden. Further, Contractor agrees that many of Geocom's Activities are confidential and sensitive in nature, and that disclosure of such Activities could be damaging to Geocom. Accordingly, Contractor and its employees agree to maintain the confidentiality of Geocom's Activities unless such disclosure to a legitimate governmental or other authority is required by law. Contractor shall notify Geocom of any such lawful demand for disclosure, and allow Geocom to respond to or otherwise mitigate any consequences arising from the demand. Unless otherwise agreed by Geocom, Contractor shall maintain the confidentiality of Geocom's Activities, including but not restricted to all data, studies, records, maps, electronic or intellectual information, and results of Contractor's Activities in respect of this Agreement affecting Geocom. Following termination of this Agreement, Contractor agrees to maintain confidentiality of all Geocom information for a period of two (2) years, excepting only data related to properties transferred to Ellsworth as set forth in Section 7 and Section herein.

2. Indemnifications.

a. Ellsworth. Ellsworth shall defend and indemnify Geocom and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Geocom's sole negligence. Ellsworth shall also indemnify Geocom against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state, and local taxes and contributions imposed or required under unemployment insurance, social security, and income tax laws, with respect to Ellsworth, or Ellsworth's employees, engaged in performance of the Activities of this Agreement.

b. Geocom. Geocom shall defend and indemnify Ellsworth and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Ellsworth's sole negligence.

3. Termination.

Either Geocom or Ellsworth may terminate this Agreement without notice for cause. Otherwise, either Geocom or Ellsworth may terminate this Agreement with thirty days notice to the other party.

4. Binding Agreement and Jurisdiction.

Geocom and Ellsworth agree that this Agreement shall be a binding agreement and that such Agreement shall be governed and construed in accordance with the terms and laws of the state of Nevada.

5. Relationship and Manner of Conduct.

In the performance of the Activities and Duties set forth herein, Ellsworth shall operate as an independent Contractor. Ellsworth shall conduct the Activities and Duties, or supervise and direct the Activities and Duties, using Ellsworth's best skills and attention. Ellsworth agrees to adhere to Geocom's Code of Business Conduct and Ethics and Compliance Program, receipt of which is hereby acknowledged.

5. Notices.

Any notice required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

a. delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee at the applicable address set forth below; or

b. sent by facsimile transmission, charges prepaid and confirmed by prepaid first class mail; or

c. sent via email, utilizing local server and Internet facilities, charges prepaid and confirmed by prepaid first class mail;

In each case addressed to the relevant party as follows:

If to Geocom, addressed to it at:

Geocom Resources Inc.
114 West Magnolia Street
Suite 413
Bellingham, WA 98225

Fax: (360) 733-3941

Email: jhiner@geocom-resources.com

If to Ellsworth, addressed to it at:

Peter Ellsworth
Ellsworth Geological, PC
265 Benton Ave.
Missoula, Montana 59801
USA

Fax: (253) 669-4317

Email: elsworth@bigsky.net

6. Complete Agreement.

This Agreement contains the entire Agreement between Geocom and Ellsworth hereto with respect to the subject matter hereof and supersedes and cancels all prior oral and written agreements, except as set forth in Section 6 herein.

7. Counterparts.

This Agreement may be executed in counterpart.

9. Exclusion.

If any part of this Agreement is denied by force of law or regulation, the remainder of the Agreement shall remain in full force and not be affected by the part denied.

9. No Amendment or Variation.

This Agreement may not be altered or modified except by writing signed by the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

On behalf of Geocom Resources Inc.
The signature below attests to the
endorsement and agreement hereto:

/s/ John Hiner
Name

President & CEO
Title

SIGNED, SEALED AND DELIVERED by

/s/ Peter Ellsworth
Peter Ellsworth, President
Ellsworth Geological, PC

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APPENDIX A

Equipment Rental Fees

1. Missoula Office: US$15 per day including use of office equipment, computer and software.

2. Cellular Phone: US$5 per day while in use traveling outside Missoula on Geocom business.

3. Four Wheel Drive Pickup: 65¢ per mile

Passenger Vehicle: 36¢ per mile